Exhibit 99.1

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NEWS RELEASE

CORRECTIONAL PROPERTIES TRUST REPORTS
EIGHT PERCENT (8%) ANNUAL RENTAL INCOME GROWTH

Palm Beach Gardens, FL – February 12, 2004 — Correctional Properties Trust (NYSE: CPV), a real estate investment trust (REIT), today announced net income for the twelve months ended December 31, 2003 of $13.7 million, or $1.50 per diluted share, on revenue of $32.4 million. Funds from operations (the non-GAAP financial measure described below) for the twelve months ended December 31, 2003 was $21.1 million, or $2.31 per diluted share.

For the twelve months ended December 31, 2002, the Trust previously reported net income of $10.1 million, or $1.40 per diluted share, on revenue of $30.2 million. Funds from operations was $17.3 million or $2.38 per diluted share in 2002.

For the fourth quarter of 2003, Correctional Properties Trust reported net income of $4.9 million, or $0.44 per diluted share, on revenue of $8.6 million. Funds from operations for the fourth quarter was $6.7 million or $0.61 per diluted share.

The Trust previously reported net income of $2.5 million for the fourth quarter of 2002, or $0.34 per diluted share, on revenue of $7.6 million. Funds from operations for the fourth quarter of 2002 was $4.4 million or $0.60 per diluted share.

Charles R. Jones, President and CEO stated, “I am very proud of our operating results for 2003, as well as our other achievements during the year. Most importantly, we made an important and strategic acquisition, completed a very successful secondary offering of our common shares, and completed a new bank credit facility. These events helped to position our Company well for 2004.”

Correctional Properties Trust, based in Palm Beach Gardens, Florida, was formed in February 1998, to capitalize on the growing trend toward privatization in the corrections industry. Correctional Properties Trust is dedicated to ownership of correctional facilities under long-term, triple-net leases, which minimizes occupancy risk and development risk.

Correctional Properties Trust currently owns 14 correctional facilities in ten states, all of which are leased, with an aggregate initial design capacity of 8,008 beds.

This press release contains forward-looking statements regarding future events and future performance of the Company that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the Company’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that the Company files from time to time with the Securities and Exchange Commission. Such filings include, without limitation, the Company’s Form 10-K, Forms 10-Q, Registration Statements on Form S-11 and S-3, and Form 8-K

CONTACT: Correctional Properties Trust Shareholder Services (561) 630-6336, or access Company information at http://www.CorrectionalPropertiesTrust.com

CORRECTIONAL PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED
DECEMBER 31, 2003 AND DECEMBER 31, 2002
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)

	THREE MONTHS		TWELVE MONTHS
	ENDED DECEMBER 31,		ENDED DECEMBER 31,

	2003	2002	2003	2002

REVENUES
RENTAL	$8,569	$7,528	$32,309	$30,017
INTEREST	16	41	108	187

	8,585	7,569	32,417	30,204

EXPENSES
DEPRECIATION	1,894	1,942	7,396	7,133
GENERAL and ADMINISTRATIVE	655	327	2,089	1,525
INTEREST	1,184	2,827	9,193	11,418

	3,733	5,096	18,678	20,076

NET INCOME	$4,852	$2,473	$13,739	$10,128

NET INCOME PER COMMON SHARE
BASIC	$0.44	$0.34	$1.52	$1.41

DILUTED	$0.44	$0.34	$1.50	$1.40

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC	10,957	7,239	9,048	7,188

DILUTED	11,063	7,329	9,144	7,259

FUNDS FROM OPERATIONS

Management believes Funds from Operations (“FFO”) is helpful to investors as a measure of the performance of an equity REIT. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company computes Funds from Operations in accordance with the current standards established by the White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs, and accordingly, may not be comparable to such other REITs. The White Paper defines Funds from Operations as net income (loss), computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Further, Funds from Operations does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. The Company believes that in order to facilitate a clear understanding of the consolidated operating results of the Company, Funds from Operations should be examined in conjunction with net income as presented in the consolidated financial statements.

The table below presents the Company’s Funds from Operations for the three and twelve months ended December 31, 2003 and December 31, 2002. (Unaudited)

(Amounts in thousands, except per share amounts)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,

	2003	2002	2003	2002

Net Income	$4,852	$2,473	$13,739	$10,128
Real estate depreciation and amortization	1,894	1,942	7,396	7,133

Funds from Operations	$6,746	$4,415	$21,135	$17,261

Weighted Average Shares Outstanding, Basic	10,957	7,239	9,048	7,188
Weighted Average Shares Outstanding, Diluted	11,063	7,329	9,144	7,259

FFO per share from operations
Basic	$0.62	$0.61	$2.34	$2.40
Diluted	$0.61	$0.60	$2.31	$2.38

Other Information

Straight-Line Rents in Excess of Contract Rents	$138	$126	$511	$596
Amortization of Deferred Financing Costs	$103	$216	$883	$865

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